                                                                    Exhibit 3.13


                         AMENDED AND RESTATED BY-LAWS
                                      OF
                       BERMANS THE LEATHER EXPERTS INC.


                                  I. OFFICES


          Section 1.01.    Registered Office.  The Corporation shall maintain
                           -----------------
a registered office and registered agent within the State of Delaware at such place within such State as may be designated from time to time by the Board of Directors of the Corporation.

          Section 1.02.    Other Offices.  The Corporation also may have offices
                           -------------
at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                               II. STOCKHOLDERS

          Section 2.01.    Place of Meetings.  Meetings of stockholders may be
                           -----------------
held at the principal executive offices of the Corporation or at such other place, either within or without the State of Delaware, as may be designated by the Board of Directors or the chief executive officer of the Corporation.

          Section 2.02.    Annual Meetings.  An annual meeting of stockholders
                           ---------------
shall be held in each calendar year for the election of directors on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the annual meeting, provided that such business is specified in the notice of meeting (or a supplement thereto) given by or at the direction of the Board of Directors, or brought before the meeting by a stockholder.

          Section 2.03.    Special Meetings.  Unless otherwise specifically
                           ----------------
provided by law or the Certificate of Incorporation, a special meeting of stockholders, for any purpose or purposes, may be called only by the Chairman or the President and shall be called by either such officer upon the written request of (a) a majority of the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors, and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings or (b) holders of a majority of the outstanding capital stock of the Corporation. Such request shall state the purpose or purposes of the proposed meeting. If the authorized officers fail to cause such meeting to be called within thirty (30) days after receipt of such request and held within ninety (90) days after receipt of such request, the directors or stockholders making the request may call the meeting by giving notice as provided in these By-Laws at the expense of the Corporation. Business transacted at any special meeting shall be limited to the purposes stated in the notice of the meeting.

          Section 2.04.    Notice of Meetings.  A written notice stating the
                           ------------------
place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be personally delivered or mailed, postage prepaid, not less then ten (10) nor more than sixty
(60) days before the date of such meeting to each stockholder of record of the Corporation entitled to vote at such meeting at the stockholder's mailing address shown upon the records of the Corporation. Service of notice is complete upon mailing.

          Section 2.05.    Waiver of Notice.  Notice of any annual or special
                           ----------------
meeting of stockholders may be waived either before, at or after such meeting in a writing signed by the person or persons entitled to the notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transacting of any business because the meeting is not lawfully called or convened.

          Section 2.06.    Quorum.  At each meeting of stockholders, except
                           ------
where otherwise provided by law or the Certificate of Incorporation or these By-Laws, the holders of a majority of the outstanding capital stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If a quorum is once present at the meeting, the stockholders may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          Section 2.07.    Adjourned Meetings.  The stockholders present, though
                           ------------------
less than a quorum, may, by majority vote, adjourn the meeting from time to time to a later day or hour or to another place. If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Otherwise, notice of any adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At an adjourned meeting at which a quorum is present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally convened.

          Section 2.08.    Voting.  Unless otherwise provided in the Certificate
                           ------
of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall have one vote for each share of stock having voting power upon the matter in question which is held by such stockholder and registered in the stockholder's name on the books of the Corporation as of the applicable record date. All elections of directors shall be conducted by written ballot, unless the Certificate of Incorporation otherwise provides. The vote upon any other question before a meeting need not be by written ballot, and need not be conducted by inspectors, unless otherwise determined by the Board of Directors or the officer presiding at the meeting. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect such directors. All other elections and questions at a meeting shall be decided by a majority vote of the number of shares entitled to vote represented at the meeting at the time of the vote except where otherwise required by statute, the Certificate of Incorporation or these By-Laws.

          Section 2.09.    Proxies.  Each stockholder entitled to vote at a
                           -------
meeting of stockholders may authorize another person or persons to act for him or her by proxy by an instrument executed in writing. If any such instrument designates two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide.

          Section 2.10.    Fixing Date for Determination of Stockholders of
                           ------------------------------------------------
Record.
------

          (a) In order that the Corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, or (ii) to express consent to corporate action in writing without a meeting, or (iii) to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be (X) not more than sixty (60) nor less than ten (10) days before the date of any such meeting; (Y) not more than ten (10) days after the date upon which the resolution fixing the record date for any written action is adopted by the Board of Directors; and (Z) not more than sixty (60) days prior to any other action.

          (b)  If no record date is fixed:

               (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

               (ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, (A) when no prior action by the Board of Directors is necessary, shall be the day on which the first signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation, and (B) when prior action by the Board of Directors is necessary, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

               (iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 2.11.    Action by Written Consent of Stockholders.
                           -----------------------------------------

          (a) Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, to the principal place of business of the Corporation or to the officer or agent of the Corporation having custody of the minute book of the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          (b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by Section 2.11(a) to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as required by Section 2.11(a).

          Section 2.12.    Stockholder List.  The officer of the Corporation who
                           ----------------
has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                            III. BOARD OF DIRECTORS

          Section 3.01.    General Powers; Organization.  The business of the
                           ----------------------------
Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders. The Board of Directors may annually elect a Chairman of the Board from among its members who shall preside at its meetings, or in his or her absence the President shall so preside, or in his or her absence a chairman chosen at the meeting shall so preside. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. Any meeting of the Board of Directors may be held within or without the State of Delaware.

          Section 3.02.    Number, Qualification and Term of Office.  The number
                           ----------------------------------------
of directors constituting the Board of Directors shall be fixed from time to time by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.03 of these By-Laws, and each director elected shall hold office for the term elected and until his or her successor is duly elected and qualified. Any director may resign at any time upon giving written notice to the Corporation. Directors need not be stockholders.

          Section 3.03.    Vacancies.  Vacancies and newly created directorships
                           ---------
resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, in their sole discretion and whether or not constituting less than a quorum, and the directors so chosen shall hold office until the next election of directors and until their successors are duly elected and qualified, or until their earlier resignation, retirement or removal.

          Section 3.04.    Regular Meetings.  Regular meetings of the Board of
                           ----------------
Directors may be held without notice at such time and place as may be designated from time to time by the Board of Directors.

          Section 3.05.    Special Meetings.  Special meetings of the Board of
                           ----------------
Directors may be called from time to time by the Chairman, if any, or the President, and, upon request by any two directors, shall be called by the Chairman or the President.

          Section 3.06.    Notice of Special Meetings.  Notice of each special
                           --------------------------
meeting of the Board of Directors stating the place, date and hour of the meeting shall be given to each director by mail not less than forty-eight (48) hours, or personally or by telephone, telegram, telex or cable not less than twenty-four (24) hours, before the date and hour of the meeting.

          Section 3.07.    Waiver of Notice.  Notice of any meeting of the Board
                           ----------------
of Directors may be waived either before, at or after such meeting in a writing signed by each director or directors to whom the notice was not duly given. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          Section 3.08.    Quorum.  Unless otherwise specifically provided by
                           ------
law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 3.09.    Committees of Directors.
                           -----------------------

          (a) The Board of Directors may, by resolution adopted by a majority of the total number of directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation and to have such name as may be determined by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

          (b) Any committee, to the extent allowed by law and provided in the resolution designating the committee, may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the corporate seal, if any, to be affixed to all papers that may require it.

          (c) Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Unless the Board of Directors otherwise provides, each committee may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts it business pursuant to these By-Laws.

          Section 3.10.    Conference Communications.  Directors may participate
                           -------------------------
in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of a conference telephone conversation or other comparable method of communication by which all persons participating in the meeting can hear and communicate with each other. For the purpose of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.10 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable method of communication.

          Section 3.11.    Action by Written Consent of Directors.  Any action
                           --------------------------------------
required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all directors or committee members consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

          Section 3.12.    Compensation.  The Board of Directors shall have the
                           ------------
authority to fix the compensation of directors.

                                 IV. OFFICERS

          Section 4.01.    Number.  The Board of Directors shall elect a
                           ------
President, a Secretary and a Treasurer, and it may, if it so determines, elect a Chairman of the Board from among its members. The Board of Directors also may choose one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers or any other officers or agents as the Board of Directors by a majority vote of the total number of directors may designate.
Any person may hold two or more offices.

          Section 4.02.    Election, Term of Office and Qualifications. The
                           -------------------------------------------
Board of Directors shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties not inconsistent with these By-Laws as shall be determined from time to time by the Board of Directors. All officers of the Corporation shall hold their offices until their respective successors are elected and qualified, or until their respective offices are eliminated by vote of the majority of all directors, or until their earlier resignation, retirement or removal. Officers may be, but need not be, directors. Any officer may resign at any time upon written notice to the Corporation.

          Section 4.03.    Compensation.  The salaries of the officers of the
                           ------------
Corporation shall be fixed from time to time by the Board of Directors or by the chief executive officer if authorized by the Board of Directors.

          Section 4.04.    Removal and Vacancies.  Any officer may be removed
                           ---------------------
from office, with or without cause, by a majority vote of the total number of directors, but such removal shall be without prejudice to the contract rights of such officer, if any, with the Corporation. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

          Section 4.05.    Chief Executive Officer. The Board of Directors shall
                           -----------------------
designate the Chairman or the President as the chief executive officer of the Corporation. If there be no Chairman, the President shall be the chief executive officer. The chief executive officer shall have the general powers and duties of management and supervision usually vested in and imposed upon the chief executive officer of a corporation. The chief executive officer shall preside at all meetings of the stockholders.

          Section 4.06.    Chairman of the Board.  The Chairman, if one is
                           ---------------------
elected, shall preside at all meetings of the Board of Directors. During the absence or disability of the President, the Chairman shall exercise all the powers and discharge all the duties of the President.

          Section 4.07.    President.  The President, subject to the control of
                           ---------
the Board of Directors and the Chairman (if the Chairman is the chief executive officer of the Corporation), shall have general supervision of the business of the Corporation, shall maintain the stock ledger and prepare the stockholder list as required by these By-Laws, and shall see that all orders and resolutions of the Board of Directors are carried into effect. During the absence or disability of the Chairman or if there be no Chairman, the President shall preside at all meetings of the Board of Directors.

          Section 4.08.    Vice-Presidents.  During the absence or disability of
                           ---------------
the Chairman and the President, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Board of Directors or, in the absence of any designation, in the order they were first elected as Vice-Presidents) shall perform the duties and have the authority of the President.

          Section 4.09.    Secretary.  The Secretary shall keep the minutes of
                           ---------
the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose and shall perform such other ministerial duties as the Board of Directors of the Corporation may direct. The Secretary shall duly give notice of all meetings of the stockholders, special meetings of the Board of Directors and meetings of its committees, if any. The Secretary shall not be deemed an executive officer of the Corporation.

          Section 4.10.    Treasurer.  The Treasurer shall keep accurate
                           ---------
accounts of all moneys of the Corporation received or disbursed. He or she shall deposit all moneys, drafts and checks in the name of and to the credit of the Corporation in such banks and depositaries as a majority of the whole Board of Directors shall from time to time designate. The Treasurer shall have power to endorse for deposit all notes, checks and drafts received by the Corporation. He or she shall disburse the funds of the Corporation as ordered by the Board of Directors, making proper vouchers therefor. The Treasurer shall render to the Board of Directors or the chief executive officer of the Corporation, whenever required, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

          Section 4.11.    Authority and Other Duties.  All officers of the
                           --------------------------
Corporation shall be subject to the supervision and direction of the Board of Directors and, in addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such other duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of his or her office to other persons.

                              V. INDEMNIFICATION

          Section 5.01.    Indemnification. The Corporation shall indemnify such
                           ---------------
persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by subsections (a) through (e) of Section 145 of the Delaware General Corporation Law, as amended from time to time.

          Section 5.02.    Insurance.  The Corporation may purchase and maintain
                           ---------
insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Corporation would otherwise be required or permitted to indemnify the person against the liability. The Company shall not be obligated under these By-Laws to make any payment in connection with any claim made against any person if and to the extent that such person has actually received payment therefor under any insurance policy or policies.

                                   VI. STOCK

          Section 6.01.    Certificates for Stock.  Every holder of stock in the
                           ----------------------
Corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares owned by him or her. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman, the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and the seal of the Corporation, if any, shall be affixed thereto.

          Section 6.02.    Issuance of Stock.  The Board of Directors is
                           -----------------
authorized to cause to be issued stock of the Corporation up to the full amount authorized by the Certificate of Incorporation in such amounts and for such consideration as may be determined by the Board of Directors. No shares shall be allotted except in consideration of cash, labor, personal property, or real property, or leases thereof, or of an amount transferred from surplus to stated capital upon a stock dividend. At the time of such allotment of stock, the Board of Directors shall state its determination of the fair value to the Corporation in monetary terms of any consideration other than cash for which shares are allotted. The amount of consideration to be received in cash or otherwise shall not be less than the par value of the shares so allotted. Stock so issued shall be fully paid and nonassessable. Treasury shares may be disposed of by the Corporation for such consideration as may be fixed by the Board of Directors.

          Section 6.03.    Partly Paid Stock. The Corporation may issue the
                           -----------------
whole or any part of its stock as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each certificate issued to represent any such partly paid stock, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. The Board of Directors may, from time to time, demand payment in respect of each share of stock not fully paid, of such sum of money as the necessities of the business may, in the judgment of the Board of Directors, require, not exceeding in the whole the balance remaining unpaid on such stock, and such sum so demanded shall be paid to the Corporation at such times and by such installments as the directors shall direct.

          Section 6.04.    Registered Stockholders.  The Corporation shall be
                           -----------------------
entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

          Section 6.05.    Transfers of Stock.  Transfers of stock on the books
                           ------------------
of the Corporation may be authorized only by the stockholder named in the certificate, the stockholder's legal representative or the stockholder's duly authorized attorney-in-fact and upon surrender of the certificate or the certificates for such stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. No new certificate or certificates shall be issued in exchange for any existing certificate until such certificate shall have been so cancelled, except in cases provided for in Section 6.06.

          Section 6.06.    Lost, Stolen or Destroyed Certificates.  Any
                           --------------------------------------
stockholder claiming a certificate for stock to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Corporation may require and shall, if the Corporation so requires, give the Corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Corporation, to indemnify the Corporation against any claims which may be made against it on account of the alleged loss, theft or destruction of the certificate or issuance of such new certificate. A new certificate may then be issued in the same tenor and for the same number of shares as the one claimed to have been lost, stolen or destroyed.

          Section 6.07.    Facsimile Signatures.  Whenever any certificate is
                           --------------------
countersigned by a transfer agent or by a registrar other than the Corporation or one of its employees, then the signatures of the officers or agents of the Corporation may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on any such certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it nevertheless may be issued by the Corporation as though the person who signed such certificate or whose facsimile signature or signatures had been placed thereon were such officer, transfer agent or registrar at the date of issue.

                              VII. MISCELLANEOUS

          Section 7.01.    Dividends.  The Board of Directors may declare at any
                           ---------
regular or special meeting dividends from the Corporation's surplus, or if there be none, out of its net profits for the current fiscal year and/or the preceding fiscal year, in such amounts as in their opinion the condition of the affairs of the Corporation shall render it advisable unless otherwise restricted by law. Dividends may be paid in cash, in property or in shares of capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.

          Section 7.02.    Interested Directors and Officers.  No contract or
                           ---------------------------------
transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          Section 7.03.    Voting Securities Held by the Corporation.  Unless
                           -----------------------------------------
otherwise ordered by the Board of Directors, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman or the President, and either such officer may, in the name of and on behalf of the Corporation, take all such action as such officer may deem advisable to vote in person or by proxy at any meeting of security holders of other corporations in which the Corporation may hold securities, and at any such meeting such officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

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

          Section 7.04.    Execution of Instruments.
                           ------------------------

          (a) All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by the Chairman, the President or any Vice President, or by such other person or persons as may be designated from time to time by the Board of Directors.

          (b) If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

          Section 7.05.    Advances.  The Corporation may, without a vote of the
                           --------
directors, advance money to its directors, officers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

          Section 7.06.    Fiscal Year.  The fiscal year end of the Corporation
                           -----------
shall be fixed from time to time by resolution of the Board of Directors.

          Section 7.07.    Corporate Seal. The corporate seal, if one is adopted
                           --------------
by the Board of Directors, shall be circular in form and shall have inscribed thereon the name of the Corporation, the word "Delaware" and the words "Corporate Seal." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise placed on any document requiring it.

          Section 7.08.    Power to Amend. These By-Laws may be altered, amended
                           --------------
or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, if such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal these By-Laws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal these By-Laws.

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